Exhibit 10.8

THIRD AMENDMENT TO MASTER VIDEO LOTTERY TERMINAL CONTRACT

This Third Amendment to Master Video Lottery Contract (the “Third Amendment”) is entered into on the 18th day of September 2012 by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island (formally known as the Division of Lotteries of the Rhode Island Department of Administration), with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”), and UTGR, Inc., a Delaware corporation with its principal office located at 100 Twin River Road, Lincoln, Rhode Island 02865, (“UTGR”), and amends that certain Master Video Lottery Terminal Contract by and between the Division and UTGR dated as of July 18, 2005 (the “Master Contract”), that certain First Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated November 4, 2010 (the “First Amendment”) and that certain Second Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated May 3, 2012 (the “Second Amendment”). The Division and UTGR are referred to herein collectively as the “Parties,” and individually, as a “Party.” This Third Amendment shall take effect as set forth in Section 3 below.

WITNESSETH

WHEREAS, the Division and UTGR entered into that certain Master Contract dated as of July 18, 2005 which Master Contract has been amended as indicated above;

WHEREAS, during the 2012 legislative session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2012 – S 3001 Substitute A and 2012 – H 8213 Substitute A as amended, identical bills, both of which are entitled “An Act Relating to Revenue Protection,” and both of which were signed by the Governor of Rhode Island on June 20, 2012, (Copies of both bills are attached hereto as Exhibit A and Exhibit B (“2012 Revenue Protection Act”);

WHEREAS, Section 8 of the 2012 Revenue Protection Act, inter alia, expressly authorizes and empowers the Division to enter into with UTGR a Third Amendment to the Master Contract for certain specified purposes as set forth in Section 8(a)(1) of the 2012 Revenue Protection Act; and

NOW, THEREFORE, pursuant to Section 8 of the 2012 Revenue Protection Act and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, the Division and UTGR hereby agree as follows:

1.	Definitions and Interpretation.

1.1	References to the “Agreement” contained in this Third Amendment, the Master Contract, First Amendment, and Second Amendment thereto are, or shall be deemed to be, references to the Master Contract, as amended and/or extended as by the First Amendment, Second Amendment, and this Third Amendment thereto.

1.2	Any capitalized terms used in this Third Amendment but not defined herein shall have the meaning as defined in the Master Contract, First Amendment Second Amendment, and/or applicable law, including but not limited to, the 2012 Revenue Protection Act.

2.	Promotional Points Program.

2.1	Pursuant to and in accordance with the authorization granted to the Division in Section 8 of the 2012 Revenue Protection Act, the Master Contract is hereby amended by adding the following definition to Section 1 thereof:

“1.7. Initial Promotional Points Program” means that promotional points program authorized in Section 4(a)(ii) of the 2010 Contracts Act, as amended by Article 25 of the 2011 Gaming Act and set forth in Section 4.1 of the First Amendment, and as amended by Section 2.1 of the Second Amendment.

2.2	The Second Amendment is hereby amended by adding the following paragraph to the end of Section 2 thereof:

“Notwithstanding the foregoing, commencing in FY 2013, in addition to the Initial Promotional Points Program established in Part A, Section 4(a)(ii) of the 2010 VLT Contracts Act, as amended by Article 25 of the 2011 Gaming Act, the Division is authorized to grant approval to UTGR for a Supplementary Promotional Points Program pursuant to terms and conditions established from time to time by the Division during the term of the Master Contract. The approved amount of Supplementary Promotional Points shall not to exceed six percent (6%) of Twin River net terminal income of the Prior Marketing Year. For avoidance of doubt, the aggregate approved amount of Initial and Supplementary Promotional Points Programs, in total, shall therefore not exceed ten percent (10%) of the amount of net terminal income of Twin River of the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000) pursuant to the same terms and conditions authorized by Chapter 151, Article 25 of the Public Laws of 2011 Section 8(a)(i).”

3.	Effective Date.

This Third Amendment shall be effective as of the 1st day of July, 2012.

4.	Miscellaneous.

4.1	Except as specifically modified in this Third Amendment, all other terms of the Master Contract, First Amendment and Second Amendment shall remain in full force and effect.

4.2	This Third Amendment contains the entire agreement by and between the parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof.

4.3	This Third Amendment may be executed in counterparts, each of which is deemed an original, but when taken together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be signed by their duly authorized representatives as of the date first set forth above.

UTGR, Inc.

By:	/s/ Craig L. Eaton

Name:	Craig L. Eaton

Title:	Senior Vice President

Division of Lotteries of the Department of Revenue

By:	/s/ Gerald S. Aubin

Name:	Gerald S. Aubin

Title:	Director

2012 – s 3001 substitute a

state of rhode island

in general assembly

january session, A.D. 2012

AN ACT

RELATING TO REVENUE PROTECTION

Introduced By: Senators Goodwin, Bates, and Felag

Date Introduced: May 24, 2012

Referred To: Senate Finance

It is enacted by the General Assembly as follows:

SECTION 1. Purpose. The general assembly hereby finds that:

(a) The Twin River facility located in the Town of Lincoln (“Twin River”) is an important source of revenue for the state of Rhode Island, having been licensed by the Rhode Island Department of Business Regulation to conduct pari-mutuel wagering, and at which the Division (as defined herein) operates games of the Rhode Island Lottery.

(b) The Newport Grand facility located in the City of Newport (“Newport Grand”) is an important source of revenue for the state of Rhode Island, having been licensed by the Rhode Island Department of Business Regulation to conduct pari-mutuel wagering, and at which the Division (as defined herein) operates games of the Rhode Island Lottery.

(c) In a study commissioned by the Rhode Island Department of Revenue, Christiansen Capital Advisors, LLC anticipated that competition from gaming facilities recently authorized in Massachusetts could have a 25-40% negative impact on state revenues generated from state-operated gaming in Rhode Island, amounting to losses to the state of one hundred million dollars ($100,000,000) or more in annual revenue.

(d) Revenues generated from state-operated gaming in Rhode Island constitute the third largest source of revenue to the state, behind only revenue generated from income taxes and sales and use taxes.

(e) Accordingly, competition from gaming facilities in Massachusetts present an imminent threat to revenues generated by the state, and thus an imminent threat to the public welfare.

(f) It is therefore imperative that action be taken to ameliorate the anticipated adverse effects on state revenues from competition from gaming facilities recently authorized in Massachusetts.

(g) It is also imperative that action be taken to preserve and protect the state’s ability to maximize revenues at Twin River and Newport Grand in an increasingly competitive gaming market by expanding critical revenue-driving promotional programs through legislative authorization and necessary amendments to contracts, previously authorized by the General Assembly, to position the promotional programs for long-term success.

(h) It is also in the best interest of the state to preserve public confidence in the integrity of Rhode Island gaming by authorizing the Division to promulgate regulations to direct and control state-operated Table Gaming (as defined herein).

(i) It is the intent of the general assembly that this act address, independently: (1) Section 8 of Chapter 151, Article 25 of the Public Laws of 2011 authorizing a referendum question to be submitted to statewide and Town of Lincoln voters at the next general election asking such voters to approve Casino Gaming (as defined therein) at Twin River; and (2) Section 1 of Chapters 24 and 25 of the Public Laws of 2012 authorizing a referendum question to be submitted to statewide and City of Newport voters at the next general election asking such voters to approve Casino Gaming at Newport Grand; it being the intent of the General Assembly that the voters’ actions on the referendum questions as to Twin River be independent of the voters’ actions on the referendum questions as to Newport Grand.

(j) It is also the intent of the general assembly that this act satisfies the general assembly’s obligations pursuant to subdivision 42-61.2-2.1(b)(4) of the Rhode Island General Laws.

(k) It is also the intent of the general assembly that this act, being necessary to address an imminent threat to the public welfare, as aforesaid, shall be liberally construed so as to effectuate its purposes, including without limitation, the state’s attempt to minimize certain commercial risks faced by UTGR (as defined herein) and Newport Grand, LLC (as defined herein) by entering into agreements with the Division.

SECTION 2. Definitions. (a) For the purposes of this act, the following terms shall have the following meanings:

(1) “Division” means the division of lotteries within the department of revenue and/or any successor as party to the UTGR Master Contract, the Newport Grand Master Contract and the GTECH Master Contract.

(2) “GTECH Master Contract” means that certain Master Contract made as of May 12, 2003 pursuant to Chapters 32 and 33 of the Public Laws of 2003, as amended from time to time.

(3) “Initial Promotional Points Program” means that promotional points program authorized in Section 4(a)(ii) of Part A as to Twin River and Part B as to Newport Grand of Chapter 16 of the Public Laws of 2010, as amended by Section 8 of Chapter 151, Article 25 of the Public Laws of 2011.

(4) “Newport Grand, LLC” means that limited liability company defined in Chapter 16 of the Public Laws of 2010, Part B, Section 2(l).

(5) “Newport Grand Master Contract” means that certain Master Video Lottery Terminal Contract made as of November 23, 2005 by and between the Division and Newport Grand Jai Alai, LLC, as amended from time to time.

(6) “Prior Marketing Year” means the prior state fiscal year.

(7) “Promotional Points” means the promotional points issued pursuant to any free play or other promotional program operated by the Division at a licensed video lottery terminal facility (including, without limitation, the promotional points programs at Twin River and Newport Grand authorized pursuant to Chapter 16 of the Public Laws of 2010, Part A as to Twin River and Part B as to Newport Grand, Section 4(a)(ii), Chapter 151, Article 25 of the Public Laws of 2011, Section 8(a)(i), and Section 8 hereof as to Twin River and Section 9 hereof as to Newport Grand), which are downloaded to a video lottery terminal by a player.

(8) “Supplementary Promotional Points Program” means that promotional points program authorized in Section 8 hereof as to Twin River and Section 9 hereof as to Newport Grand.

(9) “UTGR” means that corporation defined in Chapter 16 of the Public Laws of 2010, Part A, Section 2(n).

(10) “UTGR Master Contract” means that certain Master Video Lottery Terminal Contract made as of July 18, 2005 by and between the Division, the Department of Transportation and UTGR, as amended from time to time.

SECTION 3. Except as otherwise amended by this act, the terms, conditions, provisions and definitions of Chapters 32 and 33 of the Public Laws of 2003, Chapters 322 and 323 of the Public Laws of 2005, Chapter 16 of the Public Laws of 2010, Chapter 151, Article 25 of the Public Laws of 2011 and Chapters 24 and 25 of the Public Laws of 2012 are hereby incorporated by reference and shall remain in full force and effect.

SECTION 4. Sections 42-61.2-1 and 42-61.2-7 of the General Laws in Chapter 42-61.2 entitled “Video Lottery Terminal” is hereby amended to read as follows:

42-61.2-1. Definitions. [Effective June 30, 2009.] – For the purpose of this chapter, the following words shall mean:

(1) “Central communication system” means a system approved by the lottery division, linking all video lottery machines at a licensee location to provide auditing program information and any other information determined by the lottery. In addition, the central communications system must provide all computer hardware and related software necessary for the establishment and implementation of a comprehensive system as required by the division. The central communications licensee may provide a maximum of fifty percent (50%) of the video lottery terminals.

(2) “Licensed video lottery retailer” means a pari-mutuel licensee specifically licensed by the director subject to the approval of the division to become a licensed video lottery retailer.

(3) “Net terminal income” means currency placed into a video lottery terminal less credits redeemed for cash by players.

(4) “Pari-mutuel licensee” means an entity licensed and authorized to conduct:

(i) Dog racing, pursuant to chapter 3.1 of title 41; and/or

(ii) Jai-alai games, pursuant to chapter 7 of title 41.

(5) “Technology provider” means any individual, partnership, corporation, or association that designs, manufactures, installs, maintains, distributes or supplies video lottery machines or associated equipment for the sale or use in this state.

(6) “Video lottery games” means lottery games played on video lottery terminals controlled by the lottery division.

(7) “Video lottery terminal” means any electronic computerized video game machine that, upon the insertion of cash, is available to play a video game authorized by the lottery division, and which uses a video display and microprocessors in which, by chance, the player may receive free games or credits that can be redeemed for cash. The term does not include a machine that directly dispenses coins, cash, or tokens.

(8) “Casino gaming” means any and all table and casino-style games played with cards, dice or equipment, for money, credit, or any representative of value; including, but not limited to roulette, blackjack, big six, craps, poker, baccarat, pai gow, any banking or percentage game, or any other game of device included within the definition of Class III gaming as that term is defined in Section 2703(8) of Title 25 of the United States Code and which is approved by the state through the division of state lottery.

(9) “Net Table Game Revenue” means win from Table Games minus counterfeit currency.

(10) “Rake” means a set fee or percentage of cash and chips representing cash wagered in the playing of a nonbanking Table Game assessed by a Table Game Retailer for providing the services of a dealer, gaming table or location, to allow the play of any nonbanking Table Game.

(11) “Table Game” or “Table Gaming” means that type of Casino Gaming in which table games are played for cash or chips representing cash, using cards, dice or equipment and conducted by one or more live persons.

(12) “Table Game Retailer” means a retailer authorized to conduct Table Gaming pursuant to section 42-61.2-2.1 and 42-61.2-2.2 of the Rhode Island General Laws.

42-61.2-7. Division of revenue. [Effective June 30, 2011.] – (a) Notwithstanding the provisions of section 42-61-15, the allocation of net terminal income derived from video lottery games is as follows:

(1) For deposit in the general fund and to the state lottery division fund for administrative purposes: Net terminal income not otherwise disbursed in accordance with subdivisions (a)(2) – (a)(6) herein;

(i) Except for the fiscal year ending June 30, 2008, nineteen one hundredths of one percent (0.19%) up to a maximum of twenty million dollars ($20,000,000) shall be equally allocated to the distressed communities as defined in section 45-13-12 provided that no eligible community shall receive more than twenty-five percent (25%) of that community’s currently enacted municipal budget as its share under this specific subsection. Distributions made under this specific subsection are supplemental to all other distributions made under any portion of general laws section 45-13-12. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2008 and shall be made from general appropriations. For the fiscal year ending June 30, 2010, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2009 and shall be made from general appropriations, provided however that $784,458 of the total appropriation shall be distributed equally to each qualifying distressed community. For each of the fiscal years ending June 30, 2011 and June 30, 2012, seven hundred eighty-four thousand four hundred fifty-eight dollars ($784,458) of the total appropriation shall be distributed equally to each qualifying distressed community.

(ii) Five one hundredths of one percent (0.05%) up to a maximum of five million dollars ($5,000,000) shall be appropriated to property tax relief to fully fund the provisions of section 44-33-2.1. The maximum credit defined in subdivision 44-33-9(2) shall increase to the maximum amount to the nearest five dollar ($5.00) increment within the allocation until a maximum credit of five hundred dollars ($500) is obtained. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iii) One and twenty-two one hundredths of one percent (1.22%) to fund section 44-34.1-1, entitled “Motor Vehicle and Trailer Excise Tax Elimination Act of 1998”, to the maximum amount to the nearest two hundred fifty dollar ($250) increment within the allocation. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iv) Except for the fiscal year ending June 30, 2008, ten one hundredths of one percent (0.10%) to a maximum of ten million dollars ($10,000,000) for supplemental distribution to communities not included in paragraph (a)(1)(i) above distributed proportionately on the basis of general revenue sharing distributed for that fiscal year. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, no funding shall be disbursed. For the fiscal year ending June 30, 2010 and thereafter, funding shall be determined by appropriation.

(2) To the licensed video lottery retailer:

(a) (i) Prior to the effective date of the NGJA Master Contract, Newport Jai Ali twenty-six percent (26%) minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996);

(ii) On and after the effective date of the NGJA Master Contract, to the licensed video lottery retailer who is a party to the NGJA Master Contract, all sums due and payable under said Master Contract minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996).

(iii) Effective July 1, 2013, provided that the referendum measure authorized by Section 1 of Chapters 24 and 25 of the Public Laws of 2012 is approved statewide and in the City of Newport and provided further that Newport Grand commences and continues to offer table games, the rate of net terminal income payable to Newport Grand, LLC under the Newport Grand Master Contract shall increase by one and one half percentage (1.5%) points.

(b) (i) Prior to the effective date of the UTGR Master Contract, to the present licensed video lottery retailer at Lincoln Park which is not a party to the UTGR Master Contract, twenty-eight and eighty-five one hundredths percent (28.85%) minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687);

(ii) On and after the effective date of the UTGR Master Contract, to the licensed video lottery retailer who is a party to the UTGR Master Contract, all sums due and payable under said Master Contract minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687).

(3) (i) To the technology providers who are not a party to the GTECH Master Contract as set forth and referenced in Public Law 2003, Chapter 32, seven percent (7%) of the net terminal income of the provider’s terminals; in addition thereto, technology providers who provide premium or licensed proprietary content or those games that have unique characteristics such as 3D graphics, unique math/game play features or merchandising elements to video lottery terminals may receive incremental compensation, either in the form of a daily fee or as an increased percentage, if all of the following criteria are met:

(A) A licensed video lottery retailer has requested the placement of premium or licensed proprietary content at its licensed video lottery facility;

(B) The division of lottery has determined in its sole discretion that the request is likely to increase net terminal income or is otherwise important to preserve or enhance the competiveness of the licensed video lottery retailer;

(C) After approval of the request by the division of lottery, the total number of premium or licensed propriety content video lottery terminals does not exceed ten percent (10%) of the total number of video lottery terminals authorized at the respective licensed video lottery retailer; and

(D) All incremental costs are shared between the division and the respective licensed video lottery retailer based upon their proportionate allocation of net terminal income. The division of lottery is hereby authorized to amend agreements with the licensed video lottery retailers, or the technology providers, as applicable, to effect the intent herein.

(ii) To contractors who are a party to the Master Contract as set forth and referenced in Public Law 2003, Chapter 32, all sums due and payable under said Master Contract;

(iii) Notwithstanding paragraphs (i) and (ii) above, there shall be subtracted proportionately from the payments to technology providers the sum of six hundred twenty-eight thousand seven hundred thirty-seven dollars ($628,737);

(4) (A) To the city of Newport one and one hundredth percent (1.01%) of net terminal income of authorized machines at Newport Grand, except that:

(i) Effective November 9, 2009 until June 30, 2013, the allocation shall be one and two tenths percent (1.2%) of net terminal income of authorized machines at Newport Grand for each week the facility operates video lottery games on a twenty-four (24) hour basis for all eligible hours authorized, and

(ii) Effective July 1, 2013, provided that the referendum measure authorized by Section 1 of Chapters 24 and 25 of the Public Laws of 2012 is approved statewide and in the City of Newport, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized video lottery terminals at Newport Grand; and

(B) To the town of Lincoln one and twenty-six hundredths percent (1.26%) of net terminal income of authorized machines at Twin River except that,

(i) Effective November 9, 2009 until June 30, 2013, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized machines at Twin River for each week video lottery games are offered on a twenty-four (24) hour basis for all eligible hours authorized, and

(ii) Effective July 1, 2013, provided that the referendum measure authorized by Article 25, Chapter 151, Section 4 of the Public Laws of 2011 is approved statewide and in the Town of Lincoln, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized video lottery terminals at Twin River; and

(5) To the Narragansett Indian Tribe, seventeen hundredths of one percent (0.17%) of net terminal income of authorized machines at Lincoln Park up to a maximum of ten million dollars ($10,000,000) per year, which shall be paid to the Narragansett Indian Tribe for the account of a Tribal Development Fund to be used for the purpose of encouraging and promoting: home ownership and improvement, elderly housing, adult vocational training; health and social services; childcare; natural resource protection; and economic development consistent with state law. Provided, however, such distribution shall terminate upon the opening of any gaming facility in which the Narragansett Indians are entitled to any payments or other incentives; and provided further, any monies distributed hereunder shall not be used for, or spent on previously contracted debts; and

(6) Unclaimed prizes and credits shall remit to the general fund of the state; and

(7) Payments into the state’s general fund specified in subdivisions (a)(1) and (a)(6) shall be made on an estimated monthly basis. Payment shall be made on the tenth day following the close of the month except for the last month when payment shall be on the last business day.

(b) Notwithstanding the above, the amounts payable by the Division to UTGR related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(c) Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the UTGR Master Contract.

(d) Notwithstanding the above, the amounts payable by the Division to Newport Grand related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(e) Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the Newport Grand Master Contract.

(f) Notwithstanding the provisions of § 42-61-15, the allocation of Net Table Game Revenue derived from Table Games at Twin River is as follows:

(1) For deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund:

(i) Sixteen percent (16%) of Net Table Game Revenue, except as provided in subsection (f)(1)(ii);

(ii) An additional two percent (2%) of Net Table Game Revenue generated at Twin River shall be allocated starting from the commencement of Table Game activities by such Table Game Retailer, and ending, with respect to such Table Game Retailer, on the first date that such Table Game Retailer’s net terminal income for a full State fiscal year is less than such Table Game Retailer’s net terminal income for the prior State fiscal year, at which point this additional allocation to the State shall no longer apply to such Table Game Retailer.

(2) To UTGR, Net Table Game Revenue not otherwise disbursed pursuant to above subsection (f)(1); provided, however, on the first date that such Table Game Retailer’s net terminal income for a full State fiscal year is less than such Table Game Retailer’s net terminal income for the prior State fiscal year, as set forth in subsection (f)(1)(ii) above, one percent (1%) of this Net Table Game Revenue shall be allocated to the town of Lincoln for four (4) consecutive State fiscal years.

(g) Notwithstanding the provisions of § 42-61-15, the allocation of Net Table Game Revenue derived from Table Games at Newport Grand is as follows:

(1) For deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund: eighteen percent (18%) of Net Table Game Revenue.

(2) To Newport Grand LLC, Net Table Game Revenue not otherwise disbursed pursuant to above subsection (g)(1) provided, however, on the first date that such Table Game Retailer’s net terminal income for a full State fiscal year is less than such Table Game Retailer’s net terminal income for the prior State fiscal year, one percent (1%) of this Net Table Game Revenue shall be allocated to the city of Newport for four (4) consecutive State fiscal years.

SECTION 5. Chapter 42-61.2 of the General Laws entitled “Video Lottery Terminal” is hereby amended by adding thereto the following section:

42-61.2-3.1. Table game regulation. – (a) In addition to the powers and duties of the Division director under Sections 42-61-4, 42-61.2-3 and 42-61.2-4, and pursuant to § 42-61.2-2.1 and § 42-61.2-2.2, the Division director shall promulgate reasonable rules and regulations relating to state-operated Table Gaming and set policy for these Table Games. These rules and regulations shall include, but not be limited to:

(1) Establishing standards and procedures for Table Gaming and associated equipment.

(2) Establishing standards, rules and regulations to govern the conduct of Table Games and the system of wagering associated with Table Games, including without limitation:

(i) The object of the Table Game and method of play, including what constitutes win, loss or tie bets;

(ii) Physical characteristics of the Table Games and Table Game equipment;

(iii) Wager and payout odds for each type of available wager;

(iv) The applicable inspection procedures for any of the following, as required by a Table Game;

(A) Cards;

(B) Dice;

(C) Wheels and balls; and

(D) Other devices, equipment and accessories related to table games.

(v) Procedures for the collection of bets and payouts, including requirements for internal revenue service purposes;

(vi) Procedures for handling suspected cheating or Table Gaming irregularities; and

(vii) Procedures for handling any defective or malfunctioning Table Game equipment.

(3) Establishing the method for calculating Net Table Game Revenue and standards for the daily counting and recording of cash received in the conduct of Table Games, and ensuring that internal controls are followed, including the maintenance of financial books and records and the conduct of annual audits at the expense of the table game retailer.

(4) Establishing the number and type of Table Games authorized at a Table Game Retailer’s facility, and all rules related thereto.

(5) Establishing any Table Game rule changes, Table Game minimum and maximum wager changes, and changes to the type of Table Game being offered at a particular gaming table, including any notice by the Table Game Retailer to the public.

(6) Requiring the Table Game Retailer to:

(i) Provide written information at each Table Game about game rules, payoffs or winning wagers and other information as the Division may require.

(ii) Provide specifications approved by the Division to integrate and update the Table Game Retailer’s surveillance system to cover all areas where Table Games are conducted and other areas as required by the lottery division. The specifications shall include provisions providing the Division and other persons authorized by the Division with onsite access to the system.

(iii) Designate one or more locations within the Table Game Retailer’s facility to conduct Table Games.

(iv) Ensure that visibility in a Table Game Retailer’s facility is not obstructed in any way that could interfere with the ability of the Division, the Table Game Retailer or other persons authorized under this section or by the Division to oversee the surveillance of the conduct of Table Games.

(v) Ensure that the count room for Table Gaming has appropriate security for the counting and storage of cash.

(vi) Furnish each Table Game with a sign acceptable to the division indicating the permissible minimum and maximum wagers at the Table Game.

(vii) Adopt policies or procedures to prohibit any Table Game equipment from being possessed, maintained or exhibited by any person on the premises of a Table Game Retailer’s facility except in the areas of such facility where the conduct of Table Games is authorized or in a restricted area designated to be used for the inspection, service, repair or storage of Table Game equipment by the Table Game Retailer or in an area used for employee training and instruction by the Table Game Retailer.

(viii) Ensure that drop boxes are brought into or removed from an area where Table Games are conducted or locked or unlocked in accordance with procedures established by the Division.

(ix) Designate secure locations for the inspection, service, repair or storage of Table Game equipment and for employee training and instruction to be approved by the Division.

(7) Establishing the size and uniform color by denomination of Table Game chips used in the conduct of Table Games, including tournaments, and a policy for the use of promotional or commemorative chips used in the conduct of certain Table Games. All types of Table Game chips shall be approved by the Division prior to being used for play at a Table Game.

(8) Establishing the procedure to be used by a Table Game Retailer to determine and extract a Rake for the purposes of generating Net Table Game Revenue from nonbanking games.

(9) Establishing minimum standards relating to the acceptance of tips or gratuities by dealers at a Table Game, which shall include:

(i) The requirement that tips or gratuities accepted by dealers at banking Table Games be placed in a common pool for complete distribution pro rata among all dealers based on the daily collection of such tips or gratuities; provided however, the Division may establish an alternative distribution method for tips or gratuities at a banking Table Game upon submission by the Table Game Retailer of a proposal acceptable to the division to modify the existing distribution method for tips or gratuities.

(ii) The requirement that tips or gratuities accepted by dealers at nonbanking Table Games are not required to be pooled and may be retained by the dealers; provided however, the Division may establish an alternative distribution method for tips or gratuities at a nonbanking Table Game upon submission by the Table Game Retailer of a proposal acceptable to the division to modify the existing distribution method for tips or gratuities.

(10) Establishing the minimal proficiency requirements for Table Game personnel, including without limitation Table Game dealers. The foregoing requirements of this subsection (10) shall not affect any rules or regulations of the Rhode Island Department of Business Regulation requiring licensing of personnel of state-operated gaming facilities.

(11) Establishing the practices and procedures governing the conduct of Table Game tournaments.

(12) Establishing appropriate eligibility requirements and standards for traditional Table Game equipment suppliers.

(13) Any other matters necessary for conducting Tables Games.

(b) The Division shall promulgate the Table Game regulations authorized by this section on or before March 31, 2013.

(c) A Table Game Retailer shall reimburse and pay to the Division (or to such other entities as the Division may identify) all reasonable costs and expenses associated with the Division’s review of the business or operations of the Table Game Retailer, including, but not limited to, such items as ongoing auditing, legal, investigation services, compulsive and problem gambling programs, and other related matters.

(d) The Table Game Retailer shall provide secure, segregated facilities as required by the Division on the premises for the exclusive use of the Lottery staff and the State Police. Such space shall be located proximate to the gaming floor and shall include surveillance equipment, monitors with full camera control capability, as well as other office equipment that may be deemed necessary by the Division. The location and size of the space shall be subject to the approval of the Division.

SECTION 6. Sections 42-61.2-5, 42-61.2-8 and 42-61.2-12 of the General Laws in Chapter 42-61.2 entitled “Video Lottery Terminal” are hereby amended to read as follows.

42-61.2-5. Exclusion of minors. – No person under the age of eighteen (18) years may play a video lottery game or a Table Game authorized by this chapter, nor shall any licensed video lottery or Table Game retailer knowingly permit a minor to play a video lottery machine or Table Game or knowingly pay a minor with respect to a video lottery credit slip or Table Game chip. Violation of this section shall be punishable by a fine of five hundred dollars ($500).

42-61.2-8. Penalty for manipulation or tampering. – Any person who, with intent to manipulate the outcome, payoff, and/or operation of a video lottery terminal or Table Game, manipulates the outcome, prize, or operation of a video lottery terminal or Table Game by physical or electronic means shall be guilty of a felony punishable by imprisonment for not more than ten (10) years or by a fine of not less than ten thousand ($10,000) dollars or both.

42-61.2-12. Prize – Set-off for child support debts. – Notwithstanding the provisions of section 42-61-7 relating to assignment of prizes, the following set off provisions shall apply to the payment of any prize requiring the issuance of Internal Revenue Service Form W-2G by a video lottery retailer (whether or not a Table Game Retailer) to a patron:

(1) With respect to a person entitled to receive the prize who has an unpaid child support order(s) arrearage(s) in excess of five hundred dollars ($500), as provided by the department of human services pursuant to subsection 42-61-7.1(3), the division of state lottery:

(i) Shall establish rules and regulations pursuant to section 42-61.2-3 and section 42-61.2.3.1) providing for the establishment and operation of a system whereby the division of state lottery shall have the ability to communicate such information to video lottery retailers so as to identify a person entitled to receive a prize requiring the issuance of Internal Revenue Service Form W-2G who has an unpaid child support order(s) arrearage(s).

(ii) Upon receipt of information indicating an unpaid child support arrearage the video lottery retailer shall set off against the amount due to that person an amount up to the balance of the child support arrearage(s). The video lottery retailer shall then make payment as prescribed by the division of lottery to the Rhode Island family court in the case of child support arrearages(s) which shall deposit the amount set off into the registry of the family court for a period of forty-five (45) days, or if any application for review has been filed pursuant to subsection 27-57-1(d), until final disposition of the application until further order of the court.

(iii) The video lottery retailer shall pay to this person the remaining balance of the prize amount, if any, after reduction of the amount set off above for child support.

(2) The division of lottery, the lottery director and the video lottery retailer shall be discharged of all further liability upon payment of a prize pursuant to this section. Except in the case of gross negligence, the division of lottery, the lottery director and the video lottery retailer shall not be liable to any party or person for failure to make such a set-off.

(3) The department of human services shall periodically within each year furnish the director with a list or compilation of names of individuals, together with any other identifying information and in a form that the director shall require, who as of the date of the list or compilation, have an unpaid child support order arrearage in excess of five hundred dollars ($500) as shown on the Rhode Island family court decrees department of human services child support enforcement computer system (“CSE system”). For the purposes of this section, the terms used in this section shall be given the meaning and definitions specified in section 15-16-2.

(4) Any party aggrieved by any action taken under this section may within thirty (30) days of the withholding of the payment by the lottery director seek judicial review in the family court, which may, in its discretion, issue a temporary order prohibiting the disbursement of funds under this section, pending final adjudication.

(5) Notwithstanding any other general or special law to the contrary, this section shall apply to all existing gambling facilities within the state as of the time of enactment and also to any gambling facility within this state which is established after the date of enactment.

SECTION 7. Chapter 42-61.2 of the General Laws entitled “Video Lottery Terminal” is hereby amended by adding thereto the following sections:

42-61.2-13. Table game enforcement. – (a) Whoever violates sections 42-61.2-2.1 or 42-61.2-3.1 or any rule or regulation, policy or procedure, duly promulgated thereunder, or any administrative order issued pursuant to sections 42-61.2-2.1 or 42-61.2-3.1, shall be punishable as follows:

(1) In the Division director’s discretion, the Division director may impose an administrative penalty of not more than one thousand dollars ($1,000) for each violation. Each day of continued violation shall be considered as a separate violation if the violator has knowledge of the facts constituting the violation and knows or should know that such facts constitute or may constitute a violation. Lack of knowledge regarding such facts or violation shall not be a defense to a continued violation with respect to the first day of its occurrence. Written notice detailing the nature of the violation, the penalty amount, and effective date of the penalty will be provided by the Division director. Penalties shall take effect upon notification. A written request for a hearing must be submitted in writing to the Division director within thirty (30) days of notification of violation.

(2) (a) In the Division director’s discretion, the Division director may endeavor to obtain compliance with requirements of this chapter by written administrative order. Such order shall be provided to the responsible party, shall specify the complaint, and propose a time for correction of the violation.

(b) The Division director shall enforce this chapter. Such enforcement shall include, but not be limited to, referral of suspected criminal activity to the Rhode Island state police for investigation.

(c) Any interest, costs or expense collected under this section shall be appropriated to the Division for administrative purposes.

(d) Any penalty imposed by the Division pursuant to this Section 42-61.2-13 shall be appealable to Superior Court.

42-61.2-14. Compulsive and problem gambling program. – The Division and the State acknowledge that the vast majority of gaming patrons can enjoy gambling games responsibly, but that there are certain societal costs associated with gaming by some individuals who have problems handling the product or services provided. The Division and the State further understand that it is their duty to act responsibly toward those who cannot participate conscientiously in gaming. Pursuant to the foregoing, Twin River and Newport Grand, in cooperation with the State, shall offer compulsive and problem gambling programs that include, but are not limited to (a) problem gambling awareness programs for employees; (b) player self-exclusion program; and (c) promotion of a problem gambling hotline. Twin River and Newport Grand shall modify their existing compulsive and problem-gambling programs to include Table Games to the extent such games are authorized at such facilities. Twin River and Newport Grand shall reimburse and pay to the Division no less than one hundred thousand dollars ($100,000) in aggregate annually for compulsive and problem gambling programs established by the Division. The contribution from each facility shall be determined by the Division.

42-61.2-15. Table game hours of operation. – To the extent Table Games are authorized at Twin River, such Table Games may be offered at Twin River for all or a portion of the days and times that VLTs are offered. To the extent Table Games are authorized at Newport Grand, such Table Games may be offered at Newport Grand for all or a portion of the days and times that VLTs are offered.

SECTION 8. Authorized Procurement of Third Amendment to the UTGR Master Contract.

(a) Notwithstanding any provision of the general or Public Laws to the contrary, within ninety (90) days of the enactment of this Act, the Division is hereby expressly authorized and directed to enter into with UTGR a Third Amendment to the UTGR Master Contract to effectuate the terms and conditions of this Act relative to video lottery terminals, including, without limitation, the following:

(1) There is hereby authorized a Supplementary Promotional Points Program at Twin River (in addition to the Initial Promotional Points Program), pursuant to the terms and conditions established from time to time by the Division during the term of the UTGR Contract. The approved amount of the Supplementary Promotional Points Program shall not exceed six percent (6%) of Twin River net terminal income of the Prior Marketing Year. For avoidance of doubt, the aggregate approved amount of the Initial and Supplementary Promotional Points Programs, in total, shall therefore not exceed ten percent (10%) of the amount of net terminal income of Twin River of the Prior Marketing Year, plus an additional seven hundred and fifty thousand dollars ($750,000) allocated pursuant to the terms of Chapter 151, Article 25 of the Public Laws of 2011, Section 8(a)(i).

(2) The requirements of this Section 8 related to the Supplementary Promotional Points Program shall take effect on and after July 1, 2012.

SECTION 9. Authorized Procurement of Third Amendment to the Newport Grand Master Contract.

(a) Notwithstanding any provision of the general or Public Laws to the contrary, within ninety (90) days of the enactment of this Act, the Division is hereby expressly authorized and directed to enter into with Newport Grand, LLC a Third Amendment to the Newport Grand Master contract to effectuate the terms and conditions of this Act relative to video lottery terminals, including, without limitation, the following:

(1) There is hereby authorized a Supplementary Promotional Points Program at Newport Grand (in addition to the Initial Promotional Points Program), pursuant to the terms and conditions established from time to time by the Division during the term of the Newport Grand Master Contract. The approved amount of the Supplementary Promotional Points Program shall not exceed six percent (6%) of Newport Grand net terminal income of the Prior Marketing Year. For avoidance of doubt, the aggregate approved amount of the Initial and Supplementary Promotional Points Programs, in total, shall therefore not exceed ten percent (10%) of the amount of net terminal income of Newport Grand of the Prior Marketing Year, plus an additional seven hundred and fifty thousand dollars ($750,000) allocated pursuant to the terms of Chapter 151, Article 25 of the Public Laws of 2011, Section 8(a)(i).

(2) The requirements of this Section 9 related to the Supplementary Promotional Points Program shall take effect on and after July 1, 2012.

SECTION 10. This act shall take effect upon passage, except for section 7. With respect to Twin River, Section 7 shall take effect only if Casino Gaming at Twin River is approved statewide and by the Town of Lincoln pursuant to Article 25, Chapter 151, Section 4 of the Public Laws of 2011. With respect to Newport Grand, Section 7 shall take effect only if Casino Gaming at Newport Grand is approved statewide and by the City of Newport pursuant to Section 1 of Chapters 24 and 25 of the Public Laws of 2012. Voter approval or non-approval with respect to one facility shall be independent of voter approval or non-approval with respect to the other facility.

EXPLANATION

BY THE LEGISLATIVE COUNCIL

OF

AN ACT

RELATING TO REVENUE PROTECTION

***

This act would make several amendments regarding gaming in Rhode Island, and specifically table. The act would provide for the regulation of table gaming. The act also would revise the allocation of revenue in the event table gaming is approved at Newport Grand and/or Twin River by appropriate vote.

This act would take effect upon passage, except for section 7. With respect to Twin River, Section 7 shall take effect only if Casino Gaming at Twin River is approved statewide and by the Town of Lincoln pursuant to Article 25, Chapter 151, Section 4 of the Public Laws of 2011. With respect to Newport Grand, Section 7 shall take effect only if Casino Gaming at Newport Grand is approved statewide and by the City of Newport pursuant to Section 1 of Chapters 24 and 25 of the Public Laws of 2012. Voter approval or non-approval with respect to one facility shall be independent of voter approval or non-approval with respect to the other facility.

2012 – h 8213 substitute a AS AMENDED

state of rhode island

in general assembly

january session, A.D. 2012

AN ACT

RELATING TO REVENUE PROTECTION

Introduced By: Representatives Melo, San Bento, Jackson, Petrarca, and Mattiello

Date Introduced: May 24, 2012

Referred To: House Finance

It is enacted by the General Assembly as follows:

SECTION 1. Purpose. The general assembly hereby finds that:

(a) The Twin River facility located in the Town of Lincoln (“Twin River”) is an important source of revenue for the state of Rhode Island, having been licensed by the Rhode Island Department of Business Regulation to conduct pari-mutuel wagering, and at which the Division (as defined herein) operates games of the Rhode Island Lottery.

(b) The Newport Grand facility located in the City of Newport (“Newport Grand”) is an important source of revenue for the state of Rhode Island, having been licensed by the Rhode Island Department of Business Regulation to conduct pari-mutuel wagering, and at which the Division (as defined herein) operates games of the Rhode Island Lottery.

(c) In a study commissioned by the Rhode Island Department of Revenue, Christiansen Capital Advisors, LLC anticipated that competition from gaming facilities recently authorized in Massachusetts could have a 25-40% negative impact on state revenues generated from state-operated gaming in Rhode Island, amounting to losses to the state of one hundred million dollars ($100,000,000) or more in annual revenue.

(d) Revenues generated from state-operated gaming in Rhode Island constitute the third largest source of revenue to the state, behind only revenue generated from income taxes and sales and use taxes.

(e) Accordingly, competition from gaming facilities in Massachusetts present an imminent threat to revenues generated by the state, and thus an imminent threat to the public welfare.

(f) It is therefore imperative that action be taken to ameliorate the anticipated adverse effects on state revenues from competition from gaming facilities recently authorized in Massachusetts.

(g) It is also imperative that action be taken to preserve and protect the state’s ability to maximize revenues at Twin River and Newport Grand in an increasingly competitive gaming market by expanding critical revenue-driving promotional programs through legislative authorization and necessary amendments to contracts, previously authorized by the General Assembly, to position the promotional programs for long-term success.

(h) It is also in the best interest of the state to preserve public confidence in the integrity of Rhode Island gaming by authorizing the Division to promulgate regulations to direct and control state-operated Table Gaming (as defined herein).

(i) It is the intent of the general assembly that this act address, independently: (1) Section 8 of Chapter 151, Article 25 of the Public Laws of 2011 authorizing a referendum question to be submitted to statewide and Town of Lincoln voters at the next general election asking such voters to approve Casino Gaming (as defined therein) at Twin River; and (2) Section 1 of Chapters 24 and 25 of the Public Laws of 2012 authorizing a referendum question to be submitted to statewide and City of Newport voters at the next general election asking such voters to approve Casino Gaming at Newport Grand; it being the intent of the General Assembly that the voters’ actions on the referendum questions as to Twin River be independent of the voters’ actions on the referendum questions as to Newport Grand.

(j) It is also the intent of the general assembly that this act satisfies the general assembly’s obligations pursuant to subdivision 42-61.2-2.1(b)(4) of the Rhode Island General Laws.

(k) It is also the intent of the general assembly that this act, being necessary to address an imminent threat to the public welfare, as aforesaid, shall be liberally construed so as to effectuate its purposes, including without limitation, the state’s attempt to minimize certain commercial risks faced by UTGR (as defined herein) and Newport Grand, LLC (as defined herein) by entering into agreements with the Division.

SECTION 2. Definitions. (a) For the purposes of this act, the following terms shall have the following meanings:

(1) “Division” means the division of lotteries within the department of revenue and/or any successor as party to the UTGR Master Contract, the Newport Grand Master Contract and the GTECH Master Contract.

(2) “GTECH Master Contract” means that certain Master Contract made as of May 12, 2003 pursuant to Chapters 32 and 33 of the Public Laws of 2003, as amended from time to time.

(3) “Initial Promotional Points Program” means that promotional points program authorized in Section 4(a)(ii) of Part A as to Twin River and Part B as to Newport Grand of Chapter 16 of the Public Laws of 2010, as amended by Section 8 of Chapter 151, Article 25 of the Public Laws of 2011.

(4) “Newport Grand, LLC” means that limited liability company defined in Chapter 16 of the Public Laws of 2010, Part B, Section 2(l).

(5) “Newport Grand Master Contract” means that certain Master Video Lottery Terminal Contract made as of November 23, 2005 by and between the Division and Newport Grand Jai Alai, LLC, as amended from time to time.

(6) “Prior Marketing Year” means the prior state fiscal year.

(7) “Promotional Points” means the promotional points issued pursuant to any free play or other promotional program operated by the Division at a licensed video lottery terminal facility (including, without limitation, the promotional points programs at Twin River and Newport Grand authorized pursuant to Chapter 16 of the Public Laws of 2010, Part A as to Twin River and Part B as to Newport Grand, Section 4(a)(ii), Chapter 151, Article 25 of the Public Laws of 2011, Section 8(a)(i), and Section 8 hereof as to Twin River and Section 9 hereof as to Newport Grand), which are downloaded to a video lottery terminal by a player.

(8) “Supplementary Promotional Points Program” means that promotional points program authorized in Section 8 hereof as to Twin River and Section 9 hereof as to Newport Grand.

(9) “UTGR” means that corporation defined in Chapter 16 of the Public Laws of 2010, Part A, Section 2(n).

(10) “UTGR Master Contract” means that certain Master Video Lottery Terminal Contract made as of July 18, 2005 by and between the Division, the Department of Transportation and UTGR, as amended from time to time.

SECTION 3. Except as otherwise amended by this act, the terms, conditions, provisions and definitions of Chapters 32 and 33 of the Public Laws of 2003, Chapters 322 and 323 of the Public Laws of 2005, Chapter 16 of the Public Laws of 2010, Chapter 151, Article 25 of the Public Laws of 2011 and Chapters 24 and 25 of the Public Laws of 2012 are hereby incorporated by reference and shall remain in full force and effect.

SECTION 4. Sections 42-61.2-1 and 42-61.2-7 of the General Laws in Chapter 42-61.2 entitled “Video Lottery Terminal” is hereby amended to read as follows:

42-61.2-1. Definitions. [Effective June 30, 2009.] – For the purpose of this chapter, the following words shall mean:

(1) “Central communication system” means a system approved by the lottery division, linking all video lottery machines at a licensee location to provide auditing program information and any other information determined by the lottery. In addition, the central communications system must provide all computer hardware and related software necessary for the establishment and implementation of a comprehensive system as required by the division. The central communications licensee may provide a maximum of fifty percent (50%) of the video lottery terminals.

(2) “Licensed video lottery retailer” means a pari-mutuel licensee specifically licensed by the director subject to the approval of the division to become a licensed video lottery retailer.

(3) “Net terminal income” means currency placed into a video lottery terminal less credits redeemed for cash by players.

(4) “Pari-mutuel licensee” means an entity licensed and authorized to conduct:

(i) Dog racing, pursuant to chapter 3.1 of title 41; and/or

(ii) Jai-alai games, pursuant to chapter 7 of title 41.

(5) “Technology provider” means any individual, partnership, corporation, or association that designs, manufactures, installs, maintains, distributes or supplies video lottery machines or associated equipment for the sale or use in this state.

(6) “Video lottery games” means lottery games played on video lottery terminals controlled by the lottery division.

(7) “Video lottery terminal” means any electronic computerized video game machine that, upon the insertion of cash, is available to play a video game authorized by the lottery division, and which uses a video display and microprocessors in which, by chance, the player may receive free games or credits that can be redeemed for cash. The term does not include a machine that directly dispenses coins, cash, or tokens.

(8) “Casino gaming” means any and all table and casino-style games played with cards, dice or equipment, for money, credit, or any representative of value; including, but not limited to roulette, blackjack, big six, craps, poker, baccarat, pai gow, any banking or percentage game, or any other game of device included within the definition of Class III gaming as that term is defined in Section 2703(8) of Title 25 of the United States Code and which is approved by the state through the division of state lottery.

(9) “Net Table Game Revenue” means win from Table Games minus counterfeit currency.

(10) “Rake” means a set fee or percentage of cash and chips representing cash wagered in the playing of a nonbanking Table Game assessed by a Table Game Retailer for providing the services of a dealer, gaming table or location, to allow the play of any nonbanking Table Game.

(11) “Table Game” or “Table Gaming” means that type of Casino Gaming in which table games are played for cash or chips representing cash, using cards, dice or equipment and conducted by one or more live persons.

(12) “Table Game Retailer” means a retailer authorized to conduct Table Gaming pursuant to section 42-61.2-2.1 and 42-61.2-2.2 of the Rhode Island General Laws.

42-61.2-7. Division of revenue. [Effective June 30, 2011.] – (a) Notwithstanding the provisions of section 42-61-15, the allocation of net terminal income derived from video lottery games is as follows:

(1) For deposit in the general fund and to the state lottery division fund for administrative purposes: Net terminal income not otherwise disbursed in accordance with subdivisions (a)(2) ‒ (a)(6) herein;

(i) Except for the fiscal year ending June 30, 2008, nineteen one hundredths of one percent (0.19%) up to a maximum of twenty million dollars ($20,000,000) shall be equally allocated to the distressed communities as defined in section 45-13-12 provided that no eligible community shall receive more than twenty-five percent (25%) of that community’s currently enacted municipal budget as its share under this specific subsection. Distributions made under this specific subsection are supplemental to all other distributions made under any portion of general laws section 45-13-12. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2008 and shall be made from general appropriations. For the fiscal year ending June 30, 2010, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2009 and shall be made from general appropriations, provided however that $784,458 of the total appropriation shall be distributed equally to each qualifying distressed community. For each of the fiscal years ending June 30, 2011 and June 30, 2012, seven hundred eighty-four thousand four hundred fifty-eight dollars ($784,458) of the total appropriation shall be distributed equally to each qualifying distressed community.

(ii) Five one hundredths of one percent (0.05%) up to a maximum of five million dollars ($5,000,000) shall be appropriated to property tax relief to fully fund the provisions of section 44-33-2.1. The maximum credit defined in subdivision 44-33-9(2) shall increase to the maximum amount to the nearest five dollar ($5.00) increment within the allocation until a maximum credit of five hundred dollars ($500) is obtained. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iii) One and twenty-two one hundredths of one percent (1.22%) to fund section 44-34.1-1, entitled “Motor Vehicle and Trailer Excise Tax Elimination Act of 1998”, to the maximum amount to the nearest two hundred fifty dollar ($250) increment within the allocation. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iv) Except for the fiscal year ending June 30, 2008, ten one hundredths of one percent (0.10%) to a maximum of ten million dollars ($10,000,000) for supplemental distribution to communities not included in paragraph (a)(1)(i) above distributed proportionately on the basis of general revenue sharing distributed for that fiscal year. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, no funding shall be disbursed. For the fiscal year ending June 30, 2010 and thereafter, funding shall be determined by appropriation.

(2) To the licensed video lottery retailer:

(a) (i) Prior to the effective date of the NGJA Master Contract, Newport Jai Ali twenty-six percent (26%) minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996);

(ii) On and after the effective date of the NGJA Master Contract, to the licensed video lottery retailer who is a party to the NGJA Master Contract, all sums due and payable under said Master Contract minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996).

(iii) Effective July 1, 2013, provided that the referendum measure authorized by Section 1 of Chapters 24 and 25 of the Public Laws of 2012 is approved statewide and in the City of Newport and provided further that Newport Grand commences and continues to offer table games, the rate of net terminal income payable to Newport Grand, LLC under the Newport Grand Master Contract shall increase by one and one half percentage (1.5%) points.

(b) (i) Prior to the effective date of the UTGR Master Contract, to the present licensed video lottery retailer at Lincoln Park which is not a party to the UTGR Master Contract, twenty-eight and eighty-five one hundredths percent (28.85%) minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687);

(ii) On and after the effective date of the UTGR Master Contract, to the licensed video lottery retailer who is a party to the UTGR Master Contract, all sums due and payable under said Master Contract minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687).

(3) (i) To the technology providers who are not a party to the GTECH Master Contract as set forth and referenced in Public Law 2003, Chapter 32, seven percent (7%) of the net terminal income of the provider’s terminals; in addition thereto, technology providers who provide premium or licensed proprietary content or those games that have unique characteristics such as 3D graphics, unique math/game play features or merchandising elements to video lottery terminals may receive incremental compensation, either in the form of a daily fee or as an increased percentage, if all of the following criteria are met:

(A) A licensed video lottery retailer has requested the placement of premium or licensed proprietary content at its licensed video lottery facility;

(B) The division of lottery has determined in its sole discretion that the request is likely to increase net terminal income or is otherwise important to preserve or enhance the competiveness of the licensed video lottery retailer;

(C) After approval of the request by the division of lottery, the total number of premium or licensed propriety content video lottery terminals docs not exceed ten percent (10%) of the total number of video lottery terminals authorized at the respective licensed video lottery retailer; and

(D) All incremental costs are shared between the division and the respective licensed video lottery retailer based upon their proportionate allocation of net terminal income. The division of lottery is hereby authorized to amend agreements with the licensed video lottery retailers, or the technology providers, as applicable, to effect the intent herein.

(ii) To contractors who are a party to the Master Contract as set forth and referenced in Public Law 2003, Chapter 32, all sums due and payable under said Master Contract;

(iii) Notwithstanding paragraphs (i) and (ii) above, there shall be subtracted proportionately from the payments to technology providers the sum of six hundred twenty-eight thousand seven hundred thirty-seven dollars ($628,737);

(4) (A) To the city of Newport one and one hundredth percent (1.01%) of net terminal income of authorized machines at Newport Grand, except that:

(i) Effective November 9, 2009 until June 30, 2013, the allocation shall be one and two tenths percent (1.2%) of net terminal income of authorized machines at Newport Grand for each week the facility operates video lottery games on a twenty-four (24) hour basis for all eligible hours authorized, and

(ii) Effective July 1, 2013, provided that the referendum measure authorized by Section 1 of Chapters 24 and 25 of the Public Laws of 2012 is approved statewide and in the City of Newport, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized video lottery terminals at Newport Grand; and

(B) To the town of Lincoln one and twenty-six hundredths percent (1.26%) of net terminal income of authorized machines at Twin River except that,

(i) Effective November 9, 2009 until June 30, 2013, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized machines at Twin River for each week video lottery games are offered on a twenty-four (24) hour basis for all eligible hours authorized, and

(ii) Effective July 1, 2013, provided that the referendum measure authorized by Article 25, Chapter 151, Section 4 of the Public Laws of 2011 is approved statewide and in the Town of Lincoln, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized video lottery terminals at Twin River; and

(5) To the Narragansett Indian Tribe, seventeen hundredths of one percent (0.17%) of net terminal income of authorized machines at Lincoln Park up to a maximum of ten million dollars ($10,000.000) per year, which shall be paid to the Narragansett Indian Tribe for the account of a Tribal Development Fund to be used for the purpose of encouraging and promoting: home ownership and improvement, elderly housing, adult vocational training; health and social services; childcare; natural resource protection; and economic development consistent with state law. Provided, however, such distribution shall terminate upon the opening of any gaming facility in which the Narragansett Indians are entitled to any payments or other incentives; and provided further, any monies distributed hereunder shall not be used for, or spent on previously contracted debts; and

(6) Unclaimed prizes and credits shall remit to the general fund of the state; and

(7) Payments into the state’s general fund specified in subdivisions (a)(1) and (a)(6) shall be made on an estimated monthly basis. Payment shall be made on the tenth day following the close of the month except for the last month when payment shall be on the last business day.

(b) Notwithstanding the above, the amounts payable by the Division to UTGR related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(c) Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the UTGR Master Contract.

(d) Notwithstanding the above, the amounts payable by the Division to Newport Grand related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(e) Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the Newport Grand Master Contract.

(f) Notwithstanding the provisions of § 42-61-15, the allocation of Net Table Game Revenue derived from Table Games at Twin River is as follows:

(1) For deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund:

(i) Sixteen percent (16%) of Net Table Game Revenue, except as provided in subsection (f)(1)(ii);

(ii) An additional two percent (2%) of Net Table Game Revenue generated at Twin River shall be allocated starting from the commencement of Table Game activities by such Table Game Retailer, and ending, with respect to such Table Game Retailer, on the first date that such Table Game Retailer’s net terminal income for a full State fiscal year is less than such Table Game Retailer’s net terminal income for the prior State fiscal year, at which point this additional allocation to the State shall no longer apply to such Table Game Retailer.

(2) To UTGR, Net Table Game Revenue not otherwise disbursed pursuant to above subsection (f)(1); provided, however, on the first date that such Table Game Retailer’s net terminal income for a full State fiscal year is less than such Table Game Retailer’s net terminal income for the prior State fiscal year, as set forth in subsection (f)(1)(ii) above, one percent (1%) of this Net Table Game Revenue shall be allocated to the town of Lincoln for four (4) consecutive State fiscal years.

(g) Notwithstanding the provisions of § 42-61-15, the allocation of Net Table Game Revenue derived from Table Games at Newport Grand is as follows:

(1) For deposit into the state lottery fund for administrative purposes and then the balance remaining into the general fund: eighteen percent (18%) of Net Table Game Revenue.

(2) To Newport Grand LLC, Net Table Game Revenue not otherwise disbursed pursuant to above subsection (g)(1) provided, however, on the first date that such Table Game Retailer’s net terminal income for a full State fiscal year is less than such Table Game Retailer’s net terminal income for the prior State fiscal year, one percent (1%) of this Net Table Game Revenue shall be allocated to the city of Newport for four (4) consecutive State fiscal years.

SECTION 5. Chapter 42-61.2 of the General Laws entitled “Video Lottery Terminal” is hereby amended by adding thereto the following section:

42-61.2-3.1. Table game regulation. – (a) In addition to the powers and duties of the Division director under Sections 42-61-4, 42-61.2-3 and 42-61.2-4, and pursuant to § 42-61.2-2.1 and § 42-61.2-2.2, the Division director shall promulgate reasonable rules and regulations relating to state-operated Table Gaming and set policy for these Table Games. These rules and regulations shall include, but not be limited to:

(1) Establishing standards and procedures for Table Gaming and associated equipment.

(2) Establishing standards, rules and regulations to govern the conduct of Table Games and the system of wagering associated with Table Games, including without limitation:

(i) The object of the Table Game and method of play, including what constitutes win, loss or tic bets;

(ii) Physical characteristics of the Table Games and Table Game equipment;

(iii) Wager and payout odds for each type of available wager;

(iv) The applicable inspection procedures for any of the following, as required by a Table Game:

(A) Cards;

(B) Dice;

(C) Wheels and balls; and

(D) Other devices, equipment and accessories related to table games.

(v) Procedures for the collection of bets and payouts, including requirements for internal revenue service purposes;

(vi) Procedures for handling suspected cheating or Table Gaming irregularities; and

(vii) Procedures for handling any defective or malfunctioning Table Game equipment.

(3) Establishing the method for calculating Net Table Game Revenue and standards for the daily counting and recording of cash received in the conduct of Table Games, and ensuring that internal controls are followed, including the maintenance of financial books and records and the conduct of annual audits at the expense of the table game retailer.

(4) Establishing the number and type of Table Games authorized at a Table Game Retailer’s facility, and all rules related thereto.

(5) Establishing any Table Game rule changes, Table Game minimum and maximum wager changes, and changes to the type of Table Game being offered at a particular gaming table, including any notice by the Table Game Retailer to the public.

(6) Requiring the Table Game Retailer to:

(i) Provide written information at each Table Game about game rules, payoffs or winning wagers and other information as the Division may require.

(ii) Provide specifications approved by the Division to integrate and update the Table Game Retailer’s surveillance system to cover all areas where Table Games are conducted and other areas as required by the lottery division. The specifications shall include provisions providing the Division and other persons authorized by the Division with onsite access to the system.

(iii) Designate one or more locations within the Table Game Retailer’s facility to conduct Table Games.

(iv) Ensure that visibility in a Table Game Retailer’s facility is not obstructed in any way that could interfere with the ability of the Division, the Table Game Retailer or other persons authorized under this section or by the Division to oversee the surveillance of the conduct of Table Games.

(v) Ensure that the count room for Table Gaming has appropriate security for the counting and storage of cash.

(vi) Furnish each Table Game with a sign acceptable to the division indicating the permissible minimum and maximum wagers at the Table Game.

(vii) Adopt policies or procedures to prohibit any Table Game equipment from being possessed, maintained or exhibited by any person on the premises of a Table Game Retailer’s facility except in the areas of such facility where the conduct of Table Games is authorized or in a restricted area designated to be used for the inspection, service, repair or storage of Table Game equipment by the Table Game Retailer or in an area used for employee training and instruction by the Table Game Retailer.

(viii) Ensure that drop boxes are brought into or removed from an area where Table Games are conducted or locked or unlocked in accordance with procedures established by the Division.

(ix) Designate secure locations for the inspection, service, repair or storage of Table Game equipment and for employee training and instruction to be approved by the Division.

(7) Establishing the size and uniform color by denomination of Table Game chips used in the conduct of Table Games, including tournaments, and a policy for the use of promotional or commemorative chips used in the conduct of certain Table Games. All types of Table Game chips shall be approved by the Division prior to being used for play at a Table Game.

(8) Establishing the procedure to be used by a Table Game Retailer to determine and extract a Rake for the purposes of generating Net Table Game Revenue from nonbanking games.

(9) Establishing minimum standards relating to the acceptance of tips or gratuities by dealers at a Table Game, which shall include:

(i) The requirement that tips or gratuities accepted by dealers at banking Table Games be placed in a common pool for complete distribution pro rata among all dealers based on the daily collection of such tips or gratuities; provided however, the Division may establish an alternative distribution method for tips or gratuities at a banking Table Game upon submission by the Table Game Retailer of a proposal acceptable to the division to modify the existing distribution method for tips or gratuities.

(ii) The requirement that tips or gratuities accepted by dealers at nonbanking Table Games are not required to be pooled and may be retained by the dealers; provided however, the Division may establish an alternative distribution method for tips or gratuities at a nonbanking Table Game upon submission by the Table Game Retailer of a proposal acceptable to the division to modify the existing distribution method for tips or gratuities.

(10) Establishing the minimal proficiency requirements for Table Game personnel, including without limitation Table Game dealers. The foregoing requirements of this subsection (10) shall not affect any rules or regulations of the Rhode Island Department of Business Regulation requiring licensing of personnel of state-operated gaming facilities.

(11) Establishing the practices and procedures governing the conduct of Table Game tournaments.

(12) Establishing appropriate eligibility requirements and standards for traditional Table Game equipment suppliers.

(13) Any other matters necessary for conducting Tables Games.

(b) The Division shall promulgate the Table Game regulations authorized by this section on or before March 31, 2013.

(c) A Table Game Retailer shall reimburse and pay to the Division (or to such other entities as the Division may identify) all reasonable costs and expenses associated with the Division’s review of the business or operations of the Table Game Retailer, including, but not limited to, such items as ongoing auditing, legal, investigation services, compulsive and problem gambling programs, and other related matters.

(d) The Table Game Retailer shall provide secure, segregated facilities as required by the Division on the premises for the exclusive use of the Lottery staff and the State Police. Such space shall be located proximate to the gaming floor and shall include surveillance equipment, monitors with full camera control capability, as well as other office equipment that may be deemed necessary by the Division. The location and size of the space shall be subject to the approval of the Division.

SECTION 6. Sections 42-61.2-5, 42-61.2-8 and 42-61.2-12 of the General Laws in Chapter 42-61.2 entitled “Video Lottery Terminal” are hereby amended to read as follows.

42-61.2-5. Exclusion of minors. – No person under the age of eighteen (18) years may play a video lottery game or a Table Game authorized by this chapter, nor shall any licensed video lottery or Table Game retailer knowingly permit a minor to play a video lottery machine or Table Game or knowingly pay a minor with respect to a video lottery credit slip or Table Game chip. Violation of this section shall be punishable by a fine of five hundred dollars ($500).

42-61.2-8. Penalty for manipulation or tampering. – Any person who, with intent to manipulate the outcome, payoff, and/or operation of a video lottery terminal or Table Game, manipulates the outcome, prize, or operation of a video lottery terminal or Table Game by physical or electronic means shall be guilty of a felony punishable by imprisonment for not more than ten (10) years or by a fine of not less than ten thousand ($10,000) dollars or both.

42-61.2-12. Prize ‒ Set-off for child support debts. – Notwithstanding the provisions of section 42-61-7 relating to assignment of prizes, the following set off provisions shall apply to the payment of any prize requiring the issuance of Internal Revenue Service Form W-2G by a video lottery retailer (whether or not a Table Game Retailer) to a patron:

(1) With respect to a person entitled to receive the prize who has an unpaid child support order(s) arrearages in excess of five hundred dollars ($500), as provided by the department of human services pursuant to subsection 42-61-7.1(3), the division of state lottery:

(i) Shall establish rules and regulations pursuant to section 42-61.2-3 and section 42-61.2-3.1) providing for the establishment and operation of a system whereby the division of state lottery shall have the ability to communicate such information to video lottery retailers so as to identify a person entitled to receive a prize requiring the issuance of Internal Revenue Service Form W-2G who has an unpaid child support order(s) arrearage(s).

(ii) Upon receipt of information indicating an unpaid child support arrearage the video lottery retailer shall set off against the amount due to that person an amount up to the balance of the child support arrearage(s). The video lottery retailer shall then make payment as prescribed by the division of lottery to the Rhode Island family court in the case of child support arrearage(s) which shall deposit the amount set off into the registry of the family court for a period of forty-five (45) days, or if any application for review has been filed pursuant to subsection 27-57-1(d), until final disposition of the application until further order of the court.

(iii) The video lottery retailer shall pay to this person the remaining balance of the prize amount, if any, after reduction of the amount set off above for child support.

(2) The division of lottery, the lottery director and the video lottery retailer shall be discharged of all further liability upon payment of a prize pursuant to this section. Except in the case of gross negligence, the division of lottery, the lottery director and the video lottery retailer shall not be liable to any party or person for failure to make such a set-off.

(3) The department of human services shall periodically within each year furnish the director with a list or compilation of names of individuals, together with any other identifying information and in a form that the director shall require, who as of the date of the list or compilation, have an unpaid child support order arrearage in excess of five hundred dollars ($500) as shown on the Rhode Island family court decrees department of human services child support enforcement computer system (“CSE system”). For the purposes of this section, the terms used in this section shall be given the meaning and definitions specified in section 15-16-2.

(4) Any party aggrieved by any action taken under this section may within thirty (30) days of the withholding of the payment by the lottery director seek judicial review in the family court, which may, in its discretion, issue a temporary order prohibiting the disbursement of funds under this section, pending final adjudication.

(5) Notwithstanding any other general or special law to the contrary, this section shall apply to all existing gambling facilities within the state as of the time of enactment and also to any gambling facility within this state which is established after the date of enactment.

SECTION 7. Chapter 42-61.2 of the General Laws entitled “Video Lottery Terminal” is hereby amended by adding thereto the following sections:

42-61.2-13. Table game enforcement. – (a) Whoever violates sections 42-61.2-2.1 or 42-61.2-3.1, or any rule or regulation, policy or procedure, duly promulgated thereunder, or any administrative order issued pursuant to sections 42-61.2-2.1 or 42-61.2-3.1 , shall be punishable as follows:

(1) In the Division director’s discretion, the Division director may impose an administrative penalty of not more than one thousand dollars ($1,000) for each violation. Each day of continued violation shall be considered as a separate violation if the violator has knowledge of the facts constituting the violation and knows or should know that such facts constitute or may constitute a violation. Lack of knowledge regarding such facts or violation shall not be a defense to a continued violation with respect to the first day of its occurrence. Written notice detailing the nature of the violation, the penalty amount, and effective date of the penalty will be provided by the Division director. Penalties shall take effect upon notification. A written request for a hearing must be submitted in writing to the Division director within thirty (30) days of notification of violation.

(2) (a) In the Division director’s discretion, the Division director may endeavor to obtain compliance with requirements of this chapter by written administrative order. Such order shall be provided to the responsible party, shall specify the complaint, and propose a time for correction of the violation.

(b) The Division director shall enforce this chapter. Such enforcement shall include, but not be limited to, referral of suspected criminal activity to the Rhode Island state police for investigation.

(c) Any interest, costs or expense collected under this section shall be appropriated to the Division for administrative purposes.

(d) Any penalty imposed by the Division pursuant to this Section 42-61.2-13 shall be appealable to Superior Court.

42-61.2-14. Compulsive and problem gambling program. – The Division and the State acknowledge that the vast majority of gaming patrons can enjoy gambling games responsibly, but that there are certain societal costs associated with gaming by some individuals who have problems handling the product or services provided. The Division and the State further understand that it is their duty to act responsibly toward those who cannot participate conscientiously in gaming. Pursuant to the foregoing, Twin River and Newport Grand, in cooperation with the State, shall offer compulsive and problem gambling programs that include, but are not limited to (a) problem gambling awareness programs for employees; (b) player self-exclusion program; and (c) promotion of a problem gambling hotline. Twin River and Newport Grand shall modify their existing compulsive and problem-gambling programs to include Table Games to the extent such games are authorized at such facilities. Twin River and Newport Grand shall reimburse and pay to the Division no less than one hundred thousand dollars ($100,000) in aggregate annually for compulsive and problem gambling programs established by the Division. The contribution from each facility shall be determined by the Division.

42-61.2-15. Table game hours of operation. – To the extent Table Games are authorized at Twin River, such Table Games may be offered at Twin River for all or a portion of the days and times that VLTs are offered. To the extent Table Games are authorized at Newport Grand, such Table Games may be offered at Newport Grand for all or a portion of the days and times that VLTs are offered.

SECTION 8. Authorized Procurement of Third Amendment to the UTGR Master Contract.

(a) Notwithstanding any provision of the general or Public Laws to the contrary, within ninety (90) days of the enactment of this Act, the Division is hereby expressly authorized and directed to enter into with UTGR a Third Amendment to the UTGR Master Contract to effectuate the terms and conditions of this Act relative to video lottery terminals, including, without limitation, the following:

(1) There is hereby authorized a Supplementary Promotional Points Program at Twin River (in addition to the Initial Promotional Points Program), pursuant to the terms and conditions established from time to time by the Division during the term of the UTGR Contract. The approved amount of the Supplementary Promotional Points Program shall not exceed six percent (6%) of Twin River net terminal income of the Prior Marketing Year. For avoidance of doubt, the aggregate approved amount of the Initial and Supplementary Promotional Points Programs, in total, shall therefore not exceed ten percent (10%) of the amount of net terminal income of Twin River of the Prior Marketing Year, plus an additional seven hundred and fifty thousand dollars ($750,000) allocated pursuant to the terms of Chapter 151, Article 25 of the Public Laws of 2011, Section 8(a)(i).

(2) The requirements of this Section 8 related to the Supplementary Promotional Points Program shall take effect on and after July 1, 2012.

SECTION 9. Authorized Procurement of Third Amendment to the Newport Grand Master Contract.

(a) Notwithstanding any provision of the general or Public Laws to the contrary, within ninety (90) days of the enactment of this Act, the Division is hereby expressly authorized and directed to enter into with Newport Grand, LLC a Third Amendment to the Newport Grand Master to effectuate the terms and conditions of this Act relative to video lottery terminals, including, without limitation, the following:

(1) There is hereby authorized a Supplementary Promotional Points Program at Newport Grand (in addition to the Initial Promotional Points Program), pursuant to the terms and conditions established from time to time by the Division during the term of the Newport Grand Master Contract. The approved amount of the Supplementary Promotional Points Program shall not exceed six percent (6%) of Newport Grand net terminal income of the Prior Marketing Year. For avoidance of doubt, the aggregate approved amount of the Initial and Supplementary Promotional Points Programs, in total, shall therefore not exceed ten percent (10%) of the amount of net terminal income of Newport Grand of the Prior Marketing Year, plus an additional seven hundred and fifty thousand dollars ($750,000) allocated pursuant to the terms of Chapter 151, Article 25 of the Public Laws of 2011, Section 8(a)(i).

(2) The requirements of this Section 9 related to the Supplementary Promotional Points Program shall take effect on and after July 1, 2012.

SECTION 10. This act shall take effect upon passage, except for section 7. With respect to Twin River, Section 7 shall take effect only if Casino Gaming at Twin River is approved statewide and by the Town of Lincoln pursuant to Article 25, Chapter 151, Section 4 of the Public Laws of 2011. With respect to Newport Grand, Section 7 shall take effect only if Casino Gaming at Newport Grand is approved statewide and by the City of Newport pursuant to Section 1 of Chapters 24 and 25 of the Public Laws of 2012. Voter approval or non-approval with respect to one facility shall be independent of voter approval or non-approval with respect to the other facility.

EXPLANATION

BY THE LEGISLATIVE COUNCIL

OF

AN ACT

RELATING TO REVENUE PROTECTION

***

This act would make several amendments regarding gaming in Rhode Island, and specifically table. The act would provide for the regulation of table gaming. The act also would revise the allocation of revenue in the event table gaming is approved at Newport Grand and/or Twin River by appropriate vote.

This act would take effect upon passage, except for section 7. With respect to Twin River, Section 7 shall take effect only if Casino Gaming at Twin River is approved statewide and by the Town of Lincoln pursuant to Article 25, Chapter 151, Section 4 of the Public Laws of 2011. With respect to Newport Grand, Section 7 shall take effect only if Casino Gaming at Newport Grand is approved statewide and by the City of Newport pursuant to Section 1 of Chapters 24 and 25 of the Public Laws of 2012. Voter approval or non-approval with respect to one facility shall be independent of voter approval or non-approval with respect to the other facility.